                                                            EXHIBIT 3.1

                               ARTICLES OF AMENDMENT
                                         OF
                     SECOND RESTATED ARTICLES OF INCORPORATION
                                         OF
                              NUTRITION MEDICAL, INC.


     The undersigned, Chief Operating Officer of Nutrition Medical, Inc., a Minnesota corporation (the "Company"), hereby certifies that pursuant to Chapter 302A of the Minnesota Business Corporation Act, the following resolution was duly adopted by the board of directors of the Company in a written action dated September 1, 1998, and by the shareholders of the Company at a meeting on December 22, 1998, and that such resolution has not been subsequently modified or rescinded:

                                    NAME CHANGE

     RESOLVED, that Article 1 of the Second Restated Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

                                  ARTICLE 1. NAME

                  The name of the corporation is "NM Holdings, Inc."

          IN WITNESS WHEREOF, the undersigned, the Chief Operating Officer of the Company, being duly authorized on behalf of the Company has executed this document this 30th day of December 1998.




                                        /s/ Richard J. Hegstrand
                                        ----------------------------------------
                                        Richard J. Hegstrand
                                        Chief Operating Officer

                                ARTICLES OF AMENDMENT
                                         OF
                      SECOND RESTATED ARTICLES OF INCORPORATION
                                          OF
                               NUTRITION MEDICAL, INC.


          1. The name of this corporation is Nutrition Medical, Inc., a Minnesota corporation (the "Company").

          2. The following amendment to the Second Restated Articles of Incorporation of the Company was adopted by the Board of Directors of the Company on May 27, 1998, pursuant to Section 302A.402, Subdivision 3 of the Minnesota Business Corporation Act:

          RESOLVED, that Article 3 of the currently existing Articles of Incorporation is hereby amended in its entirety to read as follows:

          "Article 3. AUTHORIZED SHARES. The aggregate number of authorized shares of the corporation is 6,250,000 shares, par value of $.04 per share, of which 1,250,000 are undesignated preferred stock. The remaining shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix, and determine, consistent with these articles of incorporation.
     Unless otherwise designated by the board of directors, all issued shares shall be deemed common stock with equal rights and preferences."

          3. The amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares of any class or series that remain unissued after such amendment exceeding the percentage of authorized shares that were unissued before such amendment.

          4. The document attached hereto as Exhibit A sets forth resolutions duly adopted by the Board of Directors of the Company at a meeting thereof duly called and held on May 27,

1998, at which a quorum was present and acted throughout, which resolutions state the manner in which the Company's share combination will be effected.

          5. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned, the Chief Financial Officer and Secretary of Nutrition Medical, Inc., being duly authorized on behalf of Nutrition Medical, Inc., has executed this document on this 8th day of June, 1998.

                                       /S/ANWAR H. BHIMANI
                                       ------------------------------
                                          Anwar H. Bhimani
                                          Chief Financial Officer and Secretary

                               ARTICLES OF AMENDMENT
                                         OF
                     SECOND RESTATED ARTICLES OF INCORPORATION
                                         OF
                              NUTRITION MEDICAL, INC.



     The undersigned, Richard J. Hegstrand, Chief Financial Officer of Nutrition Medical, Inc., a Minnesota Corporation, hereby certifies that the following resolution was duly adopted by the board of directors of the corporation pursuant to Chapter 302A of the Minnesota Business Corporation Act on December 2, 1996, and that such resolution has not been subsequently modified or rescinded:

                             REGISTERED ADDRESS CHANGE

     RESOLVED, that Article 2 of the Second Restated Articles of
Incorporation of the corporation is hereby amended in its entirety to read as follows:

                           ARTICLE 2.  REGISTERED OFFICE

     The address of the registered office of the corporation in Minnesota is 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442.

     IN WITNESS WHEREOF, the undersigned, the Chief Financial Officer of Nutrition Medical, Inc., being duly authorized on behalf of Nutrition Medical, Inc., has executed this document as of February 28, 1997.



                                       /S/ RICHARD J. HEGSTRAND
                                       ------------------------------
                                           Richard J. Hegstrand
                                           Chief Financial Officer

                                  SECOND RESTATED
                             ARTICLES OF INCORPORATION
                                         OF
                              NUTRITION MEDICAL, INC.


     Under and pursuant to the Minnesota Business Corporation Act, the board of directors and shareholders of Nutrition Medical, Inc., have resolved to amend the restated articles of incorporation of the corporation, which are restated as follows:


                                  ARTICLE 1.  NAME

     The name of the corporation is Nutrition Medical, Inc.


                 ARTICLE 2.  REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the corporation is 308 12th Street South, Buffalo, MN 55313.


                           ARTICLE 3.  AUTHORIZED SHARES

     The aggregate number of authorized shares of the corporation is 25,000,000, par value of $.01 per share, of which 5,000,000 are undesignated preferred stock. The remaining shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix, and determine, consistent with these articles of incorporation. Unless otherwise designated by the board of directors, all issued shares shall be deemed common stock with equal rights and preferences.


                          ARTICLE 4.  NO CUMULATIVE VOTING

     There shall be no cumulative voting by the shareholders of the corporation.


                          ARTICLE 5. NO PREEMPTIVE RIGHTS

     The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the corporation.

                         ARTICLE 6.  ISSUANCE OF SHARES TO
                         HOLDERS OF ANOTHER CLASS OR SERIES

     Shares of any class or series of the corporation, including shares of any class or series which are then outstanding, may be issued to the holders of shares of another class or series of the corporation, whether to effect a share dividend or split, including a reserve share split, or otherwise, without authorization, approval or vote of the holders of shares of any class or series of the corporation.


                      ARTICLE 7.  WRITTEN ACTION BY DIRECTORS

     An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.


                           ARTICLE 8.  DIRECTOR LIABILITY

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this article 8 became effective.

     If the Minnesota Business Corporation Act is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as amended.

     Any repeal or modification of the foregoing provisions of this article 8 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.